As filed with the Securities and Exchange Commission on April 17, 2008.
Registration No. 333-105280

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THOMSON REUTERS CORPORATION
(Exact name of registrant as specified in its charter)

Ontario	98-0176673
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

3 Times Square
New York, New York 10036, United States
(646) 223-4000
(Address of principal executive offices and zip code)

The Thomson 401(k) Savings Plan
(Full title of the plan)

Thomson Holdings Inc.
Attn: Deirdre Stanley, Executive Vice President and General Counsel
3 Times Square
New York, New York 10036, United States
(Name and address of agent for service)
(646) 223-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
          This Post-Effective Amendment No. 1 to Thomson Reuters Corporation’s (“Thomson Reuters”) Registration Statement on Form S-8 (File No. 333-105280 (the “Registration Statement”)), is filed by Thomson Reuters to deregister certain of its common shares, no par value (“Common Shares”), and interests therein, that were registered for issuance pursuant to The Thomson 401(k) Savings Plan (the “Plan”). The Registration Statement previously registered 9,000,000 Common Shares issuable pursuant to the Plan, plus an indeterminate amount of interests that may be offered or sold pursuant to the Plan. On April 15, 2008, the Board of Directors of Thomson Holdings Inc., which acts as plan administrator and sponsor to the Plan, determined that Common Shares required for the Plan shall no longer be newly issued by Thomson Reuters effective April 17, 2008, but rather will be purchased in the open-market by a designated trustee to the Plan. By filing this Post-Effective Amendment No. 1 to the Registration Statement, Thomson Reuters hereby deregisters all securities that were previously registered and have not been sold or otherwise issued as of the date of filing of this Post-Effective Amendment No. 1.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of April 2008.

THOMSON REUTERS CORPORATION
By:	/s/ Deirdre Stanley
	Name:	Deirdre Stanley
	Title:	Executive Vice President and General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on this 17th day of April 2008:

Signature	Title

/s/ Thomas H. Glocer Thomas H. Glocer	Chief Executive Officer and Director (principal executive officer)

/s/ Robert D. Daleo Robert D. Daleo	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Linda J. Walker	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)
Linda J. Walker

* /s/ David Thomson	Chairman of the Board of Directors
David Thomson

* /s/ W. Geoffrey Beattie	Deputy Chairman of the Board of Directors
W. Geoffrey Beattie

Deputy Chairman of the Board of Directors
Niall FitzGerald

Director
Mary Cirillo

* /s/ Steven A. Denning	Director
Steven A. Denning

Signature	Title

Director
Lawton Fitt

* /s/ Roger L. Martin	Director
Roger L. Martin

Director
Sir Deryck Maughan

Director
Kenneth Olisa

Director
Richard L. Olver

* /s/ Vance K. Opperman	Director
Vance K. Opperman

* /s/ John M. Thompson	Director
John M. Thompson

* /s/ Peter J. Thomson	Director
Peter J. Thomson

* /s/ John A. Tory	Director
John A. Tory

*By:	/s/ Deirdre Stanley
Name: Deirdre Stanley
Title: Attorney-in-fact

THE PLAN
     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 17th day of April 2008.

THE THOMSON 401(k) SAVINGS PLAN

By:	/s/ John J. Raffaeli, Jr.

	Name:	John J. Raffaeli, Jr.
	Title:	Senior Vice President, Human Resources, Thomson Reuters Corporation and Member of the Administrative Committee (Plan Administrator) for The Thomson 401(k) Savings Plan

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Thomson Reuters Corporation in the United States, on this 17th day of April 2008.

THOMSON HOLDINGS INC.

By:	/s/ Deirdre Stanley

	Name:	Deirdre Stanley
	Title:	Executive Vice President and General Counsel